Exhibit 99.1

NEWS RELEASE

Arthur J. Gallagher & Co. Announces Common Stock Offering

of 19 Million Shares

Itasca, IL, April 7, 2014 — Arthur J. Gallagher & Co. (NYSE: AJG) (“Gallagher”) today announced an underwritten public offering of 19 million shares of its common stock. Morgan Stanley & Co. LLC is acting as lead book-running manager for the offering, and BofA Merrill Lynch is acting as joint book-running manager for the offering. BMO Capital Markets, Dowling & Partners Securities, LLC, Janney Montgomery Scott, Keefe, Bruyette & Wood, A Stifel Company, Raymond James, Piper Jaffray, Sterne Agee, and Stephens Inc. are acting as co-managers for the offering. Gallagher intends to use the net proceeds of the offering to fund a portion of its previously announced acquisition of the Wesfarmers insurance brokerage operations. Gallagher also intends to grant the underwriters a 30-day option to purchase an additional 2.85 million shares of common stock from Gallagher.

The public offering is being made pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and the base prospectus relating to these securities may be obtained from (i) Morgan Stanley & Co. LLC, by calling 1-866-718-1649, by mail at Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Dept., and by e-mail at prospectus@morganstanley.com or (ii) BofA Merrill Lynch, by mail at BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, and by email at dg.prospectus_requests@baml.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the common stock or any other security of Gallagher, nor shall there be any sale of the common stock in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements regarding the acquisition of the Wesfarmers insurance brokerage operations and the proposed equity offering include, but are not limited to, there being no assurance that the acquisition will be completed, the failure to successfully integrate business and operations or fully realize synergies from the acquisition in the expected time frame, the share sale agreement for the acquisition may be terminated in accordance with its terms and the acquisition may not be completed, the price of the Company’s common stock may fluctuate significantly or may be negatively affected by fluctuations in financial results, and future sales or other dilution of the Company’s equity.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions (including an economic downturn and uncertainty regarding the Euro zone), changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, unexpected regulatory changes, and the difficulties inherent in combining the cultures and systems of different companies.

Please refer to Gallagher’s filings with the SEC; including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the section titled “Risk Factors” in the above-mentioned Prospectus Supplement, for a more detailed discussion of these and other factors that could impact its forward-looking statements.

Contact: Marsha Akin

Director – Investor Relations

630-285-3501 and/or marsha_akin@ajg.com

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